Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS



      We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Federal Signal Corporation Stock Benefit Plan of our report dated January 28, 2003, with respect to the consolidated financial statements and schedule of Federal Signal Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP


      Chicago, Illinois
      April 14, 2003